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EXHIBIT 21 - SUBSIDIARIES

                     MICROS SYSTEMS, INC. AND SUBSIDIARIES

                                                                  Jurisdiction
                                                                       of
 Name of Subsidiary                                               Incorporation
 ------------------                                               -------------
 Fidelio-Micros France, S.A.                                         France

 Fidelio Software                                                   Delaware
      Corporation

 Fidelio Software U.K                                            England & Wales
      Limited

 MICROS of Delaware, Inc                                            Delaware

 MICROS Foreign Sales                                               Barbados
      Corporation

 MICROS Systems AG                                                 Switzerland
      (Ltd.)

 MICROS-Fidelio Software                                        Federal Republic
      Deutschland GmbH                                             of Germany

 MICROS-Fidelio Hispania                                              Spain

 MICROS Systems Holdings                                        Federal Republic
      GmbH                                                         of Germany

 MICROS Systems (U.K.)                                           United Kingdom
      Ltd.

 MICROS Systems Services                                        Federal Republic
      GmbH                                                         of Germany

 MSI Delaware, Inc.                                                 Delaware

 Fidelio Nordic Norway A/S                                           Norway

 Fidelio Nordic Sweden                                               Sweden

 Fidelio Software (Pte) Ltd.                                        Singapore

 Merchant Information Solutions, Inc.                               Maryland

 Fidelio Technologies, Inc.                                          Florida

 Fidelio Hong Kong                                                  Hong Kong

 Fidelio Italia S.r.l.                                                Italy

 Fidelio Software GmbH & Co. KG.                               Federal Republic of
                                                                     Germany

The Company has additional subsidiaries, which considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.